Subsidiaries

Name of Entity	State of Incorporation
A-Excellence Towing Co.	Delaware
Ackerman Wrecker Service, Inc.	Delaware
All American Towing Services, Inc.	Delaware
Allied Gardens Towing, Inc.	Delaware
Allied Towing and Recovery, Inc.	Delaware
Altamonte Towing, Inc.	Delaware
Anderson Towing Service, Inc.	Delaware
APACO, Inc.	Delaware
Arrow Wrecker Service, Inc.	Delaware
A to Z Enterprises, Inc.	Delaware
B&B Associated Industries, Inc.	Delaware
B-G Towing, Inc.	Delaware
Bear Transportation, Inc.	Delaware
Beaty Towing & Recovery, Inc.	Delaware
Bert’s Towing Recovery Corporation	Delaware
Bill Gerlock Towing Co.	Oregon
Bob’s Auto Service, Inc.	Delaware
Bob Bolin Services, Inc.	Delaware
Bob Vincent and Sons Wrecker Service, Inc.	Kentucky
Boulevard & Trumbull Towing, Inc.	Delaware
Brewer’s, Inc.	Delaware
Bryrich Corporation	Delaware
C&L Towing Services, Inc.	Delaware
Cal West Towing, Inc.	Delaware
Cardinal Centre Enterprises, Inc.	California
Cedar Bluff 24 Hour Towing, Inc.	Delaware
Central Valley Towing, Inc.	Delaware
Century Holdings, Inc.	Tennessee
Chad’s, Inc.	Delaware
Champion Carrier Corporation	Delaware
Chevron, Inc.	Pennsylvania
Chicago Metro Services, Inc.	Illinois
Clarence Cornish Automotive Service, Inc.	Delaware
Cleveland Vehicle Detention Center, Inc.	Delaware
Coffey’s Towing, Inc.	Delaware
Coleman’s Towing & Recovery, Inc.	Michigan
Competition Wheelift, Inc.	Delaware
D.A. Haneline, Inc.	Delaware
DVREX, Inc.	Texas
Dick’s Towing & Road Service, Inc.	Delaware
Dollar Enterprises, Inc.	Delaware
Don’s Towing, Inc.	Delaware

Name of Entity	State of Incorporation
Dugger’s Services, Inc.	Delaware
Dun-Rite Towing Inc.	Delaware
DuRu, Inc.	Delaware
E.B.T., Inc.	Delaware
Export Enterprises, Inc.	Delaware
Gary’s Towing & Salvage, Inc.	Delaware
Golden West Towing Equipment Inc.	Delaware
Good Mechanic Auto Co. of Richfield, Inc.	Delaware
Great America Towing, Inc.	Delaware
Greg’s Towing, Inc.	Delaware
H&H Towing Enterprises, Inc.	Delaware
Hall’s Towing Service, Inc.	Delaware
Hendrickson Towing, Inc.	Delaware
H.M.R. Enterprises, Inc.	Maryland
Interstate Towing & Recovery, Inc.	Delaware
Kauff’s, Inc.	Delaware
Kauff’s of Ft. Pierce, Inc.	Florida
Kauff’s of Miami, Inc.	Florida
Kauffs of Palm Beach, Inc.	Florida
Ken’s Towing, Inc.	Delaware
King Automotive & Industrial Equipment, Inc.	Delaware
Lazer Tow Services, Inc.	Delaware
Levesque’s Auto Service, Inc.	Delaware
LWKR, Inc.	Delaware
Lincoln Towing Enterprises, Inc.	Delaware
M&M Towing and Recovery	Delaware
Maejo, Inc.	Delaware
Mel’s Acquisition Corp.	Delaware
Merl’s Towing Service, Inc.	Delaware
Mid America Wrecker & Equipment Sales, Inc. of Colorado	Delaware
Mike’s Wrecker Service, Inc.	Delaware
Miller Financial Services Group, Inc.	Tennessee
Miller/Greeneville, Inc.	Tennessee
Miller Industries Distributing, Inc.	Delaware
Miller Industries International, Inc.	Tennessee
Miller Industries Towing Equipment Inc.	Delaware
Moore’s Service & Towing, Inc.	Delaware
Moore’s Towing Service, Inc.	Delaware
Mosteller’s Garage, Inc.	Delaware
Murphy’s Towing, Inc.	Delaware
Official Towing, Inc.	Delaware
O’Hare Truck Service, Inc.	Delaware

Name of Entity	State of Incorporation
P.A.T., Inc.	Delaware
Pipes Enterprises, Inc.	Delaware
Pro-Tow, Inc.	Delaware
Pullen’s Truck Center, Inc.	Delaware
Purpose, Inc.	Delaware
RAR Enterprises, Inc.	Delaware
RMA Acquisition Corp.	Delaware
RRIC Acquisition Corp.	Delaware
Randy’s High Country Towing, Inc.	Delaware
Ray Harris, Inc.	Delaware
Ray’s Towing, Inc.	Delaware
Recovery Services, Inc.	Delaware
RTIEX, Inc.	Oregon
RBEX, Inc.	Delaware
Road One, Inc.	Delaware
RoadOne Employee Services, Inc.	Delaware
Road One Insurance Services, Inc.	Delaware
Road One Service, Inc.	Delaware
RoadOne Specialized Transportation, Inc.	Delaware
RoadOne Transportation & Logistics, Inc.	Delaware
R.M.W.S., Inc.	Delaware
Sakstrup Towing, Inc.	Delaware
Sandy’s Auto & Truck Service, Inc.	Delaware
Sonoma Circuits, Inc.	Delaware
Southern Wrecker Center, Inc.	Delaware
Southern Wrecker Sales, Inc.	Delaware
Southwest Transport, Inc.	Florida
Speed’s Automotive, Inc.	Oregon
Speed’s Rentals, Inc.	Oregon
Sroga’s Automotive Services, Inc.	Delaware
Suburban Wrecker Service, Inc.	Delaware
Team Towing and Recovery, Inc.	Illinois
Ted’s of Fayville, Inc.	Delaware
Texas Towing Corporation	Delaware
Thompson’s Wrecker Service, Inc.	Delaware
Tow Pro Custom Towing & Hauling, Inc.	Delaware
Treasure Coast Towing, Inc.	Delaware
Treasure Coast Towing of Martin County, Inc.	Florida
Truck Sales & Salvage Co., Inc.	Delaware
Walker Towing, Inc.	Delaware
Wes’s Service Incorporated	Delaware
Western Towing; McClure/Earley Enterprises, Inc.	Delaware
Whitey’s Towing, Inc.	Delaware
Wiltse Towing, Inc.	Delaware

Name of Entity	State of Incorporation
Zebra Towing, Inc.	Delaware
Zehner Towing & Recovery, Inc.	Delaware